UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 8, 2008

Cleveland-Cliffs Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-2544
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Cleveland-Cliffs Inc published a news release on July 8, 2008 as follows:

Cleveland-Cliffs Updates 2008 Iron Ore Revenue-Per-Ton Guidance; Provides Commentary on 2009 North American Iron Ore Pricing

CLEVELAND—July 8, 2008—As a result of the recently announced iron ore settlements between major Asia-Pacific iron ore producers and consumers, as well as the rising price of hot band steel, Cleveland-Cliffs Inc (NYSE: CLF) today updated its 2008 iron ore revenue and cost-per-ton guidance. In addition, the Company provided commentary on expected pricing for its North American Iron Ore segment for 2009.

Asia-Pacific Iron Ore 2008 Outlook
With the recent iron ore pricing settlements in Australia of an 80% increase for fines and a 97% increase for lump, Cliffs said its Asia-Pacific Iron Ore segment is expected to achieve average revenue per tonne of approximately $102 in 2008 based on its anticipated product mix. This is an 87% increase from the previous year, and up from previous guidance of $89 per tonne.

Cliffs expects costs per tonne in Asia-Pacific Iron Ore of approximately $55. The increase from the Company’s previous expectation of $53 per tonne is primarily the result of higher expected royalty payments related to higher than expected year-over-year price increases, along with increased energy costs. Production volume is expected to be 7.8 million tonnes, with expected sales volume of 8.0 million tonnes.

North American Iron Ore 2008 Outlook
In estimating Cliffs’ revenue-per-ton guidance in its North American Iron Ore segment, the Company updated its steel pricing assumptions, which is one of many adjustment factors used to determine prices in its North American Iron Ore supply agreements.

Cliffs said it now expects an approximate 34% increase in adjustment factors related to steel pricing, using an annual average hot band steel price of $750 per ton at certain customer’s steelmaking facilities. This is an increase from the Company’s previous assumptions of 25% and $700 per ton, respectively.

This new expectation, combined with the other factors used in determining pricing for its North American Iron Ore supply agreements, results in estimated revenue per ton of $85 for 2008, compared with previous guidance of $81 per ton. The Company said each $10 change from $750 per ton in the average hot rolled steel price at certain steelmaking facilities will result in a change in average realization of $0.24 per ton.

Cliffs expects 2008 North American Iron Ore costs per ton to increase approximately 16% compared with 2007 to approximately $56 per ton. The increase from the Company’s previous expectation of $53 per ton is primarily the result of rising energy costs and higher than previously projected royalty payments.

In 2008, Cliffs expects to have equity production of approximately 23 million tons and sales volume of 24 million tons as it sells through some inventory.

North American Iron Ore 2009 Pricing
In addition to providing an update to its 2008 outlook, Cliffs provided commentary on its 2009 pricing expectations for its North American Iron Ore segment, which sells virtually all of its production under long-term supply agreements. Cliffs indicated that, assuming no change in World Pellet Prices in 2009 and no changes in producer price indices or steel pricing (all adjustment factors that determine its pricing in North American Iron Ore), average realized 2009 price per ton would be approximately $107. This 26% increase compared with the expected 2008 average price realization is based on contractual base-price adjustments, lag-year adjustments and price caps contained in the Company’s current supply agreements.

To be added to Cleveland-Cliffs’ e-mail distribution list, please click on the link below:
http://www.cpg-llc.com/clearsite/clf/emailoptin.html

Cleveland-Cliffs Inc, headquartered in Cleveland, Ohio, is an international mining company, the largest producer of iron ore pellets in North America and a major supplier of metallurgical coal to the global steelmaking industry. The Company operates six iron ore mines in Michigan, Minnesota and Eastern Canada, and three coking coal mines in West Virginia and Alabama. Cliffs also owns 85% of Portman Limited, a large iron ore mining company in Australia, serving the Asian iron ore markets with direct-shipping fines and lump ore. In addition, the Company has a 30% interest in the Amapá Project, a Brazilian iron ore project, and a 45% economic interest in the Sonoma Project, an Australian coking and thermal coal project.

This news release contains predictive statements that are intended to be made as "forward-looking" within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risk and uncertainties.

Actual results may differ materially from such statements for a variety of reasons, including: changes in the sales mix; the impact of other price-adjustment factors on the Company’s sales contracts; changes in demand for iron ore and coal from integrated steel producers; changes in steel utilization rates, impact of industry consolidation and rationalization, operational factors, electric furnace production or market changes related to semi-finished steel or pig iron; availability of capital equipment and component parts; availability of float capacity and freight; changes in the financial condition of the Company’s partners and/or customers; rejection of major contracts and/or venture agreements by customers and/or participants under provisions of the U.S. Bankruptcy Code or similar statutes in other countries; events or circumstances that could impair or adversely impact the viability of a mine and the carrying value of associated assets; inability to achieve expected production levels; reductions in current resource estimates; failure of independent contractors to perform; failure to receive or maintain required environmental permits; problems with productivity, labor disputes, weather conditions, fluctuations in ore grade or tons mined; the impact of mine closure obligations; risks involved with operations in multiple countries; changes in cost factors including energy costs, transportation and employee benefit costs; the ability to identify, acquire and integrate strategic acquisition candidates; and the effect of these various risks on the Company’s future cash flows, debt levels, liquidity and financial position.

Reference is also made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, set forth in the Company’s Annual Report and Reports on Form 10-K and previous news releases filed with the Securities and Exchange Commission, which are publicly available on Cleveland-Cliffs’ website. The information contained in this document speaks as of the date of this news release and may be superseded by subsequent events.

News releases and other information on the Company are available on the Internet at:
http://www.cleveland-cliffs.com

SOURCE: Cleveland-Cliffs Inc

CONTACT:
Steve Baisden
Director, Investor Relations and Corporate Communications
(216) 694-5280
srbaisden@cleveland-cliffs.com

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc

July 9, 2008	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary